Exhibit 99.1

Kandi Technologies Reports Third Quarter 2020 Financial Results

- Off-road vehicles sales increased 51.6% to $8.9 million

- Gross margin of 20.9% up versus 16.7% year-ago

JINHUA, CHINA-- (November 9, 2020) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the third quarter of 2020.

Operating Highlights

During the third quarter, Kandi achieved:

●	In September, established China Battery Exchange Technology Company, a wholly-owned subsidiary for its battery swapping services.
●	On August 18, Kandi America held a successful virtual launch event to introduce its K23 and K27 EVs into the U.S. market.
●	In August, delivered its fully automatic intelligent battery exchange system to the rideshare operator in Haikou City, Hainan.
●	In July, the Affiliate Company Fengsheng Automotive launched sales of the Maple 30X, its first pure electric SUV.
●	Fengsheng Automative’s Maple 60V all-electric multi-purpose vehicle) was approved for purchase subsidies by China’s Ministry of Industry and Information Technology.

More recently, Kandi also announced:

●	A strategic cooperation agreement with the Zhejiang State Grid Electric Vehicle Service Company in the area of battery exchange for pure electric vehicles.
●	The establishment of Zhejiang Ruiheng Technology Company, which intends to operate a ridesharing service across China.
●	Initiated the IPO process for its wholly owned subsidiary, Zhejiang Kandi Smart Battery Swap Technology, to list on the Shanghai Stock Exchange STAR market.
●	Kandi America, the U.S. subsidiary has received the required clearance from the United States Environmental Protection Agency (EPA) for its two electric vehicle models – the K23 and K27 – via Certificates of Conformity.

Financial Highlights

All figures refer to the third quarter of 2020 unless noted otherwise. All comparisons are with the third quarter of 2019, unless noted otherwise.

●	Total revenues were down 40.9% to $18.7 million.
●	Electric Vehicle (“EV”) parts sales decreased by 67.4% to $8.4 million.
●	Off-road vehicle sales increased by 51.6% to $8.9 million.
●	Gross margin of 20.9% increased 42 basis points versus the year-ago period.

●	Net loss was $1.5 million, or $0.03 per fully diluted share. This compares to net income of $12.1 million, or $0.23 last year.
●	As of September 30, 2020, working capital was $79.8 million. Cash, cash equivalents and restricted cash was $24.2 million.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “As we approach year-end, we are proud of our progress despite the challenges posed by COVID-19 around the world. We were productive in the third quarter. Most importantly, after a lengthy process of preparation, the ‘300,000 government-accredited pure EV within 5 years rideshare’ program—of which Kandi was a co-founder-- has begun its trial with the gradual delivery of 1,000 EVs to the city of Haikou in Hainan province and 2,500 EVs to the city of Shaoxing in Zhejiang province. All the EVs delivered for the program include our battery swap feature. We believe that this program can drive the production and sales of our EV parts and battery swap equipment, and we can thus restore growth in our pure EV business.”

Hu also discussed the plan to list Kandi’s Battery Swap Subsidiary on the Shanghai Stock Exchange’s STAR Board: “Based on feedback from three world-class advisors’ preliminary due diligence, we are confident about this proposed spin-off listing on the STAR market. By tapping China’s capital markets, listing on the STAR Board will accelerate the Company’s business growth and also enable Kandi to unlock and realize the value of this emerging business.”

Net Revenues and Gross Profit

	3Q20	3Q19	Y-o-Y%
Net Revenues (US$million)	$18.7	$31.7	-40.9%
Gross Profit (US$million)	$3.9	$5.3	-25.9%
Gross Margin	20.9%	16.7%	-

The decline in revenue was due mainly to slower sales of EV parts, a result of reduced demand from our customers due to the economic effects of the COVID-19 pandemic.

Operating Loss

	3Q20	3Q19	Y-o-Y%
Operating Expenses (US$million)	$6.3	$5.0	26.8%
Operating (Loss) Income (US$million)	($2.4)	$0.3	-851.3%
Operating Margin	-12.7%	1.0%	-

Operating expenses increased due to higher sales and marketing expense related to the Company’s entry into the U.S. electric vehicle market.

Net Income (Loss)

	3Q20	3Q19	Y-o-Y%
Net (Loss) Income (US$million)	($1.5)	$12.1	-112.1%
(Loss) Earnings per Weighted Average Common Share	($0.03)	$0.23	-
(Loss) Earnings per Weighted Average Diluted Share	($0.03)	$0.23	-

Net loss was $1.5 million in the third quarter of 2020, compared with net income of $12.1 million in the same quarter of 2019. The decline was due to recognition in the third quarter of 2019 of a $20.6 million gain from the sale of equity in the Affiliate Company.

Financial Condition

As of September 30, 2020, the Company had cash and cash equivalents of $23.9 million, restricted cash of $0.25 million, and working capital of $79.8 million. This compares to $5.5 million, $11.0 million, $63.7 million as of December 31, 2019, respectively.

As of September 30, 2020, accounts receivable were $38.4 million, compared to $61.2 million as of December 31, 2019.

For the first three quarters of 2020, cash used in operating activities was $13.4 million, as compared to cash used in operating activities of $14.6 million for the same period last year.

Third Quarter 2020 Conference Call Details

The Company will conduct a conference call and live webcast to discuss its third quarter 2020 financial results at 8:00 A.M. Eastern Time (9:00 P.M. Beijing Time) on November 9, 2020. Management will deliver prepared remarks to be followed by a question and answer session.

Dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982

●	International dial-in number: + 1-201-493-6780

●	Webcast and replay: http://public.viavid.com/index.php?id=142327

A live audio webcast of the call can also be accessed by visiting Kandi's Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. ("Kandi Vehicles") and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States and Fengsheng Automobile Technology Group Co., Ltd (formerly known as Kandi Electric Vehicles Group Co., Ltd., the “Affiliate Company”). Kandi Vehicles has established itself as one of China's leading manufacturers of pure electric vehicle parts and off-road vehicles.

In 2013, Kandi Vehicles and Geely Group, China's leading automaker, jointly invested in the establishment of the Affiliate Company in order to develop, manufacture and sell pure electric vehicle ("EV") products. Geely Group (including its affiliate) and Kandi Vehicles currently holds 78% and 22% of the equity interests in the Affiliate Company, respectively. The Affiliate Company has established itself as one of the driving forces in the development and the manufacturing of pure EV products in China.

More information about KNDI is available on the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes,""expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

For More Information:

Kandi Technologies Group, Inc.

Ms. Kewa Luo

Phone: +1 (212) 551-3610

Email: IR@kandigroup.com

The Blueshirt Group

U.S.:

Mr. Gary Dvorchak

Email: gary@blueshirtgroup.com

China:

Ms. Susie Wang

Email: susie@blueshirtgroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2020	December 31, 2019
	(UNAUDITED)
Current assets
Cash and cash equivalents	$23,909,159	$5,490,557
Restricted cash	250,000	11,022,078
Accounts receivable (net of allowance for doubtful accounts of $105,833 and $254,665 as of September 30, 2020 and December 31, 2019, respectively)	38,370,898	61,181,849
Inventories	30,244,514	27,736,566
Notes receivable	235,249	42,487,225
Other receivables	54,654,688	5,019,971
Prepayments and prepaid expense	10,980,473	10,615,063
Amount due from the Affiliate Company	20,869,315	31,330,763
Other current assets	4,262,285	688,364
TOTAL CURRENT ASSETS	183,776,581	195,572,436

NON-CURRENT ASSETS
Property, plant and equipment, net	71,132,470	74,407,858
Intangible assets, net	3,264,500	3,654,772
Land use rights, net	9,042,991	11,272,815
Investment in the Affiliate Company	39,442,126	47,228,614
Goodwill	28,792,031	28,270,400
Other long term assets	13,132,240	10,811,501
TOTAL NON-CURRENT ASSETS	164,806,358	175,645,960

TOTAL ASSETS	$348,582,939	$371,218,396

CURRENT LIABILITIES
Accounts payable	$42,154,366	$72,093,940
Other payables and accrued expenses	5,857,897	6,078,041
Short-term loans	-	25,980,364
Notes payable	-	10,765,344
Income tax payable	1,087,338	1,796,601
Advance receipts	36,691,372	-
Long term loans - current portion	16,761,501	13,779,641
Other current liabilities	1,456,108	1,379,808
TOTAL CURRENT LIABILITIES	104,008,582	131,873,739

NON-CURRENT LIABILITIES
Long term loans	12,156,573	14,353,792
Deferred taxes liability	3,460,346	1,362,786
Contingent consideration liability	3,403,000	5,197,000
Other long-term liabilities	588,123	574,152
TOTAL NON-CURRENT LIABILITIES	19,608,042	21,487,730

TOTAL LIABILITIES	123,616,624	153,361,469

STOCKHOLDER'S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 56,531,702 and 56,263,102 shares issued and 54,610,758 and 52,839,441 outstanding at September 30, 2020 and December 31, 2019, respectively	54,611	52,839
Less: Treasury stock (487,155 shares with average price of $5.09 at September 30, 2020 and December 31, 2019, respectively)	(2,477,965)	(2,477,965)
Additional paid-in capital	260,605,209	259,691,370
Accumulated deficit	(15,663,602)	(16,685,736)
Accumulated other comprehensive loss	(17,551,938)	(22,723,581)
TOTAL STOCKHOLDERS' EQUITY	224,966,315	217,856,927

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$348,582,939	$371,218,396

KANDI TECHNOLOGIES GROUP, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

REVENUES FROM UNRELATED PARTIES, NET	$18,717,212	$26,968,385	$44,525,756	$63,360,044
REVENUES FROM THE AFFILIATE COMPANY AND RELATED PARTIES, NET	6	4,720,159	962	10,543,190

REVENUES, NET	18,717,218	31,688,544	44,526,718	73,903,234

COST OF GOODS SOLD	(14,806,322)	(26,412,129)	(35,911,785)	(61,288,228)

GROSS PROFIT	3,910,896	5,276,415	8,614,933	12,615,006

OPERATING EXPENSES:
Research and development	(987,285)	(596,187)	(2,777,426)	(1,766,210)
Selling and marketing	(2,165,383)	(930,810)	(3,807,355)	(2,448,291)
General and administrative	(3,212,209)	(3,432,920)	(10,186,135)	(11,096,246)
Gain on disposal of long-lived assets	76,159	-	13,983,733	-
TOTAL OPERATING EXPENSES, NET	(6,288,718)	(4,959,917)	(2,787,183)	(15,310,747)

(LOSS) INCOME FROM OPERATIONS	(2,377,822)	316,498	5,827,750	(2,695,741)

OTHER INCOME (EXPENSE):
Interest income	558,059	209,736	1,118,795	559,954
Interest expense	(788,589)	(435,524)	(2,894,579)	(1,304,062)
Change in fair value of contingent consideration	(1,069,000)	57,000	1,794,000	694,000
Government grants	13,431	502,146	111,329	725,189
Gain (loss) from equity dilution in the Affiliate Company	-	(49,285)	-	4,291,974
Gain from sale of equity in the Affiliate Company	-	20,574,217	-	20,574,217
Share of loss after tax of the Affiliate Company	(1,550,568)	(8,433,767)	(5,631,867)	(22,883,126)
Other income, net	988,287	57,833	2,051,272	357,626
TOTAL OTHER (EXPENSE) INCOME, NET	(1,848,380)	12,482,356	(3,451,050)	3,015,772

(LOSS) INCOME BEFORE INCOME TAXES	(4,226,202)	12,798,854	2,376,700	320,031

INCOME TAX BENEFIT (EXPENSE)	2,767,939	(709,413)	(1,354,563)	41,780

NET (LOSS) INCOME	(1,458,263)	12,089,441	1,022,137	361,811

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	8,216,974	(8,531,043)	5,171,643	(8,042,604)

COMPREHENSIVE INCOME (LOSS)	$6,758,711	$3,558,398	$6,193,780	$(7,680,793)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	54,112,981	52,613,642	53,282,066	52,332,260

NET (LOSS) INCOME PER SHARE, BASIC AND DILUTED	$(0.03)	$0.23	$0.02	$0.01

KANDI TECHNOLOGIES GROUP, INC.

AND SUBSIDIARIES

Condensed CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2018	51,484,444	$51,484	$-	$254,989,657	$(9,497,009)	$(19,921,258)	$225,622,874
Stock issuance and awards	1,096,397	1,097	-	3,387,379	-	-	3,388,476
Net loss	-	-	-	-	(4,409,472)	-	(4,409,472)
Foreign currency translation	-	-	-	-	-	5,404,028	5,404,028
Balance, March 31, 2019	52,580,841	$52,581	$-	$258,377,036	$(13,906,481)	$(14,517,230)	$230,005,906
Stock issuance and awards	238,600	238	-	1,259,569	-	-	1,259,807
Net loss	-	-	-	-	(7,318,158)	-	(7,318,158)
Foreign currency translation	-	-	-	-	-	(4,915,589)	(4,915,589)
Balance, June 30, 2019	52,819,441	$52,819	$-	$259,636,605	$(21,224,639)	$(19,432,819)	$219,031,966
Stock issuance and awards	20,000	20	-	69,380	-	-	69,400
Stock buyback	-	-	(2,477,965)	-	-	-	(2,477,965)
Commission in stock buyback	-	-	-	(14,615)	-	-	(14,615)
Net income			-	-	12,089,441	-	12,089,441
Foreign currency translation	-	-	-	-	-	(8,531,043)	(8,531,043)
Balance, September 30, 2019	52,839,441	$52,839	$(2,477,965)	$259,691,370	$(9,135,198)	$(27,963,862)	$220,167,184

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2019	52,839,441	$52,839	$(2,477,965)	$259,691,370	$(16,685,736)	$(22,723,581)	$217,856,927
Stock issuance and awards	10,000	10	-	22,290	-	-	22,300
Net loss	-	-	-	-	(1,574,646)	-	(1,574,646)
Foreign currency translation	-	-	-	-	-	(3,523,065)	(3,523,065)
Balance, March 31, 2020	52,849,441	$52,849	$(2,477,965)	$259,713,660	$(18,260,382)	$(26,246,646)	$212,781,516
Stock issuance and awards	1,502,717	1,503	-	3,164,925	-	-	3,166,428
Net income	-	-	-	-	4,055,043	-	4,055,043
Foreign currency translation	-	-	-	-	-	477,734	477,734
Balance, June 30, 2020	54,352,158	$54,352	$(2,477,965)	$262,878,585	$(14,205,339)	$(25,768,912)	$220,480,721
Stock issuance and awards	258,600	259	-	870,837	-	-	871,096
Net loss	-	-	-	-	(1,458,263)	-	(1,458,263)
Foreign currency translation	-	-	-	-	-	8,216,974	8,216,974
Reduction in the Affiliate Company’s equity	-	-	-	(3,144,213)	-	-	(3,144,213)
Balance, September 30, 2020	54,610,758	$54,611	$(2,477,965)	$260,605,209	$(15,663,602)	$(17,551,938)	$224,966,315

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30, 2020	September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,022,137	$361,811
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,078,070	6,443,422
(Reversal) provision of allowance for doubtful accounts	(150,756)	15,366
Deferred taxes	1,256,167	50,693
Share of loss after tax of the Affiliate Company	5,631,867	22,883,126
Gain from equity dilution in the Affiliate Company	-	(4,291,974)
Gain from sale of equity in the Affiliate Company	-	(20,574,217)
Gain on disposal of long-lived assets	(13,983,733)	-
Change in fair value of contingent consideration	(1,794,000)	(694,000)
Stock based compensation expense	870,471	1,337,333

Changes in operating assets and liabilities:
Accounts receivable	18,165,084	(36,822,184)
Notes receivable	-	174,881
Notes receivable from the Affiliate Company and related party	-	437,203
Inventories	(1,830,827)	(14,768,603)
Other receivables and other assets	(5,226,968)	(7,746,801)
Prepayments and prepaid expenses	(84,089)	1,357,001
Amount due from the Affiliate Company	4,178,477	30,549,072

Increase (Decrease) In:
Accounts payable	(15,642,931)	11,383,411
Other payables and accrued liabilities	2,675,156	8,934,397
Notes payable	(13,725,855)	(11,836,950)
Income tax payable	(804,238)	(1,803,574)
Net cash used in operating activities	$(13,365,968)	$(14,610,587)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(383,568)	(955,670)
Payment for construction in progress	(1,604,427)	(18,491)
Proceeds from disposal of long-lived assets	51,872,829	-
Loan to third party	(45,958,247)	(9,555,014)
Cash received from sales of equity in the Affiliate Company	42,321,385	32,061,558
Net cash provided by investing activities	$46,247,972	$21,532,383

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	24,163,223	27,864,409
Repayments of short-term loans	(50,042,178)	(26,261,331)
Repayments of long-term loans	(285,955)	(145,734)
Proceeds from long-term loans	394,116	-
Repayments of loan from third party	-	(1,259,551)
Stock buyback with commission	-	(2,492,579)
Net cash used in financing activities	$(25,770,794)	$(2,294,786)

NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	7,111,210	4,627,010
Effect of exchange rate changes	535,314	(928,440)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	16,512,635	22,353,071

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$24,159,159	$26,051,641
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	23,909,159	14,338,637
-RESTRICTED CASH AT END OF PERIOD	250,000	11,713,004

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$901,021	$1,711,101
Interest paid	$644,724	$1,304,062

SUPPLEMENTAL NON-CASH DISCLOSURES:
Decrease in investment in the Affiliate Company due to change in its equity	$3,057,540	$-
Notes receivable from unrelated parties for equity transfer payment	$-	$43,137,369
Common stock issued for settlement of payables related to acquisitions (see Note 20)	$3,166,427	$3,357,425